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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CIRCON CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number,
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VOTE FOR CIRCON
                                    CIRCON


FELLOW CIRCON SHAREHOLDERS:


CIRCON'S SALES AND PROFITS ARE GROWING STRONGLY. Our strategic plan calls for the value of the Company to continue to grow and shareholders to be rewarded accordingly.

U.S. Surgical (USSC) wants this value for themselves and THEY WANT TO PAY AS LITTLE AS POSSIBLE. They have spent MILLIONS of dollars to further their CAUSE. WHY? BECAUSE THEY EXPECT ENORMOUS PROFITS BY ACQUIRING CIRCON AT A BARGAIN PRICE!

Our INDEPENDENT board members have carefully considered USSC's proposals. The Board's overwhelming conclusion:

                        NOW IS THE WRONG TIME TO SELL
                    DON'T VOTE FOR U.S. SURGICAL'S NOMINEES

We think you will reach the same conclusion if you consider these three facts:

    1. Current results show that the CIRCON STRATEGIC PLAN IS WORKING -- sales and profits are accelerating. Selling the Company now, deprives shareholders of the real value of an investment in Circon.

    2. The hand-picked USSC NOMINEES ARE NOT INDEPENDENT -- USSC has given each of these nominees $100,000 in stock and agreed to indemnify them. YOU DON'T WANT THESE INDIVIDUALS NEGOTIATING WITH USSC ON YOUR BEHALF!

    3. CIRCON'S BOARD MEMBERS, who own over 15% of the Company, have one objective -- MAXIMIZING THE VALUE OF YOUR CIRCON INVESTMENT FOR YOU, our shareholders. USSC's nominees have another objective -- forcing a quick sale of the Company as USSC has requested.

                          DON'T LEAVE MONEY ON THE TABLE!
      TAKE THE ACTION THAT IS IN YOUR BEST INTEREST, NOT THE INTEREST OF USSC

                      VOTE THE WHITE PROXY CARD FOR CIRCON


                                       Sincerely,


                                       /s/  RICHARD A. AUHLL
                                       -----------------------------
                                       Richard A. Auhll
                                       President and Chairman of the Board


Even if you have already voted the blue card, you can revoke your vote now by executing the WHITE card today or by simply calling our proxy solicitor D.F. King at (800) 628-8510. Ask for Ann Bekesh or John Cornwell. They can also answer any questions you may have regarding voting your proxy.